Exhibit 1.01

CONFLICT MINERALS REPORT

of

POWERSECURE INTERNATIONAL, INC.

For the Reporting Period from January 1, 2014 to December 31, 2014

This Conflict Minerals Report (this “Report”) of PowerSecure International Inc., a Delaware corporation (the “Company”), for the reporting period January 1, 2014 to December 31, 2014 (the “Reporting Period”), has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). As used in this Report, the term “Conflict Minerals” means columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, tungsten and gold.

This Report relates to products of the Company:

•	for which Conflict Minerals are necessary to their functionality or production;

•	that were manufactured, or contracted to be manufactured, by the Company; and

•	for which the manufacture was completed during the Reporting Period.

This Report describes the due diligence measures the Company undertook on the source and chain of custody of the necessary Conflict Minerals in its products that the Company had reason to believe may have originated from the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively defined as the “Covered Countries”) and may not have come from recycled or scrap sources.

In accordance with interpretive guidance provided by the Securities and Exchange Commission (the “SEC”), no independent private sector audit of this Report was required or performed.

Company Overview

The Company is a leading provider of products and services to electric utilities, and their large commercial, institutional and industrial customers. The Company offers and sells four categories of product and service offerings through its four business segments: Distributed Generation, Solar Energy, Utility Infrastructure and Energy Efficiency. These business segments, and corresponding product and service offerings, are commonly focused on serving the needs of utilities and their commercial, institutional and industrial customers to help them generate, deliver and utilize electricity more reliably and efficiently. The Company’s business operates primarily out of its Wake Forest, North Carolina headquarters office, and its operations also include several satellite offices and manufacturing facilities located in primarily in the Southeastern U.S. but providing services throughout the country.

Certain of the Company’s operations manufacture, or contract to manufacture, products for which the Conflict Minerals are necessary to the functionality or production of those products. Those products are referred to in this report as “Covered Products.”

Conflict Minerals Policy Statement

The Company has adopted a Conflict Minerals Policy Statement that sets forth its policy with respect to Conflict Minerals. As it states in its Policy Statement, while the Company does not source any Conflict Minerals from any of the Covered Countries directly, such Conflict Materials may exist in the products, materials and components that the Company sources from its suppliers. Because the Company desires to avoid the use in its products of Conflict Minerals from the Covered Countries, and further because the Company is also committed to complying with the reporting requirements under the Conflict Minerals rules and regulations, the Company is committed to working with its suppliers to responsibly source the materials and components the Company uses in its products.

As part of the Company’s efforts to comply with these Conflict Minerals rules, the Company must conduct due diligence inquiries of its supply chain in order to accurately determine the source of any Conflict Minerals from the Covered Countries and to accurately report the results of its inquiries and due diligence. In order for the Company to accomplish this, the Company is requiring all of its suppliers to respond to information requests from the Company regarding the uses and sources of Conflict Minerals from the Covered Countries in their products including information about minerals that are recycled or scrapped.

In addition, the Company expects the following of its suppliers:

•	To assist the Company in its compliance with the Securities and Exchange Commission rules and regulations relating to Conflict Minerals and to provide all necessary representations, declarations or certifications;

•	To undertake reasonable due diligence within their supply chain to determine the source and chain of custody of their Conflict Minerals, including developing policies and systems to avoid the use of Conflict Minerals from the Covered Countries; and

•	To pass these requirements along to their suppliers though the supply chain and require them to do the same.

The Company will evaluate its relationships with its suppliers on an ongoing basis to ensure continued compliance with this Policy Statement. The Company reserves the right to request additional documentation from its suppliers regarding the source of any Conflict Minerals included in its product

The full text of the Company’s Conflict Minerals Policy Statement is available to the public on the Company’s website in the investor relations section at www.powersecure.com. The contents of any website referred to in this Report is included for general information only and is not incorporated by reference in this Report.

Description of the Company’s Products Covered by this Report

The Covered Products of the Company during the Reporting Period are set forth in the following table:

Product Line	Associated Products that May Contain Conflict Minerals	Product Description
Distributed Generation	IDG Power Systems	Onsite power systems that provide backup power and load management
	NexGear SwitchGear Systems	Advanced switchgear and electronic control systems
	Solar Energy Systems	Solar photovoltaic power systems
	Mission Critical Infrastructure Services and Materials	Data center electrical and construction services

LED Lighting	EfficientLights LED Lights	LED lighting for grocery retailers
	EnergyLite LED Lights	LED lighting for utilities and commercial and industrial customers
	Solais LED Lights	LED lighting for retailers

ESCO Energy Efficiency Services	Energy Efficiency Building Upgrade Services and Materials	Energy efficiency upgrades for lighting, building envelope, water and heating / cooling systems for energy services companies, utility and retail customers

ESCO Energy Efficiency Services	Energy Efficiency Building Upgrade Services and Materials	Energy efficiency upgrades for lighting, building envelope, water and heating / cooling systems for energy services companies, utility and retail customers

Utility Infrastructure Solutions	UtilityServices Electrical Infrastructure Construction and Maintenance Services and Materials	Transmission and distribution system construction and maintenance, substation installations, and emergency storm restoration

Supply Chain Description

Although some of the Company’s products are Covered Products that contain Conflict Minerals, the Company does not purchase ore or unrefined Conflict Minerals from mines and is many steps removed in the supply chain from the mining of Conflict Minerals. The Company purchases materials used in its products from a large network of suppliers, and some of those materials contribute necessary Conflict Minerals to its products. The origin of Conflict Minerals cannot be determined with any certainty once the ores are smelted, refined and converted to Conflict Minerals. The Company relies on its suppliers to assist with its reasonable country of origin inquiry and due diligence efforts, including the identification of smelters and refiners, for the Conflict Minerals contained in the materials which they supply to the Company.

Reasonable Country of Origin Inquiry

The Company conducted in good faith a reasonable country of origin inquiry regarding the necessary Conflict Minerals in its Covered Products. The good faith reasonable country of origin inquiry was reasonably designed to determine whether any of such Conflict Minerals originated in the Covered Countries or whether any of such Conflict Minerals were from recycled or scrap sources.

The Company’s primary means of determining the country of origin of any Conflict Minerals in its Covered Products was by conducting a supply chain survey with its direct suppliers using the Electronic Industry Citizenship Coalition and Global e-Sustainability (“EICC/GeSI”) Conflict Minerals Reporting Template (the “EICC Reporting Template”). The supply chain survey requests directed suppliers to identify the smelters and refiners and the countries of origin of the Conflict Minerals in products they supply to the Company. The Company compared the smelters and refiners identified in surveys against various lists that have identified conflict free smelters or refineries or other independent third party audit programs. The Company documented country of origin information for the smelters and refiners identified by the supply chain survey as provided from multiple sources including the supply chain survey, independent third party audit programs and directly from smelters and refiners that the Company contacted.

Through the Company’s supplier communication process, the Company contacted a total of 204 suppliers (“Covered Suppliers”), which represented all the suppliers that were determined by the Company to have supplied Conflict Minerals to the Company for the Covered Products during the Reporting Period. An escalation process was initiated with Covered Suppliers who were non-responsive to the Company’s contacts and requests for information or who provided responses which were unclear. The Company engaged further with certain Covered Suppliers, holding discussions about their own due diligence efforts, to ensure that the responses to the Company’s inquiries regarding Conflict Minerals were understood and accurate.

Of the 204 Covered Suppliers contacted by the Company, 150 Covered Suppliers responded with data pertaining to their Conflict Minerals compliance program. These 150 responding Covered Suppliers identified and provided the names of the smelters and refiners that were used in the facilities these responding Covered Suppliers used to process the Conflict Minerals. However, in many cases the Covered Suppliers utilized multiple smelters and refiners for the same Conflict Mineral and thus were unable to specifically identify which of those multiple smelters and refiners were utilized with respect to the particular Conflict Minerals supplied to the Company. In such cases, the Company included all of the named smelters and refiners in its reasonable country of origin (and due diligence) process.

From the information provided by the Covered Suppliers, a total of 267 smelters and refiners were identified as the potential sources of Conflict Minerals that were reported to be in the Company’s supply chain of its Covered Products at some point during the Reporting Period. These smelters and refiners are listed in Appendix I to this Report. Of those 267 smelters and refiners, 153 have been verified as conflict-free smelters as defined by the Conflict-Free Smelter Program (the “CFS Program”) of the Conflict-Free Sourcing Initiative (the “CFSI”), which is an internationally recognized industry initiative that audits the due diligence activities of smelters and refiners, as follows:

Conflict Mineral	Smelters and Refiners verified as Conflict-Free By the CFS Program
Tantalum	38 of 42 (90%)
Tin	35 of 77 (45%)
Tungsten	14 of 37 (38%)
Gold	66 of 111 (59%)

TOTAL	153 of 267 (57%)

Of the 114 total smelters and refiners that were not verified as conflict-free by the CFS Program:

•	29 were identified as currently undergoing the audit process by the CFS Program although are not yet certified as conflict-free,

•	73 were determined to not source from the DRC or another Covered Country, and

•	12 smelters and refiners were identified as sources of Conflict Minerals from the DRC or another Covered Country but were determined to be CFS Program compliant.

Based on the information provided by the Company’s suppliers, and the location of the smelters and refiners referred to above, as well as from the CFSI and from other sources from the Company’s reasonable country of origin inquiry, the Company believes that the countries of origin of the Conflict Minerals contained in its products include the countries listed in Appendix II to this Report, as well as recycled and scrap sources.

The Company’s Due Diligence Process

The Company conducted due diligence on the source and chain of custody of the Conflict Minerals. There was a significant overlap between the Company’s reasonable country of origin inquiry and the due diligence measures that the Company performed.

The Company designed its due diligence measures on the source and chain of custody of the Conflict Minerals in its Covered Products to be in conformity, in all material respects, with the nationally or internationally recognized due diligence framework in the Organisation for Economic Co-operation and Development (the “OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, and the related supplements on tin, tantalum, tungsten and gold (collectively, the “OECD Guidance”), specifically as it relates to the Company’s position in the minerals supply chain as a “downstream” company.

The Company’s supply chain is complex, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of the Conflict Minerals. The Company’s due diligence measures were based on multi-industry initiatives with the smelters and refiners of Conflict Minerals in the Covered Products that provide those Conflict Minerals to the Company’s suppliers. The Company does not purchase raw ore or unrefined Conflict Minerals directly from mines, smelters or refiners or make purchases from the Covered Countries. The Company as a purchaser is many steps removed from the mining of the Conflict Minerals. The Company purchases materials used in its products from a large network of suppliers, and some of those materials contribute necessary Conflict Minerals to its products. The origin of Conflict Minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to Conflict Minerals. The smelters and refiners are the consolidating points for raw ore and are in the best position in the total supply chain to know the origin of the ores. Therefore, the Company must rely on its suppliers to assist with its reasonable country of origin inquiry and due diligence efforts, including the identification of smelters and refiners, for the Conflict Minerals contained in the materials which they supply to us.

Summarized below are the key design components of the Company’s due diligence process as they relate to the five-step framework set forth in the OECD Guidance:

1.	The Company has established a management system for Conflict Minerals.

•	The Company has adopted and communicated to its suppliers and the public its Conflict Minerals Policy, which policy is set forth in this Report. The Conflict Minerals Policy is consistent with that of OECD Guidance and Electronic Industry Citizenship Coalition (the “EICC”) Guidance, for the supply chain of Conflict Minerals originating from conflict-affected and high-risk areas in the Covered Countries.

•	The Company has structured internal management to support supply chain due diligence. For example, it has established a Conflict Minerals “Steering Committee” led by its Chief Operating Officer (“COO”) that also includes its Executive Vice President of Finance and Administration, who reports thereon to its Chief Executive Officer (“CEO”). The Company’s COO and Steering Committee regularly review the implementation of the Conflict Minerals Policy. The COO, and his supply and production team, lead, coordinate and implement Conflict Minerals due diligence related efforts. The Steering Committee leads the efforts to develop and implement Conflict Minerals policies and procedures.

•	The Company has established a system of controls and transparency over the mineral supply chain. The number of layers between the Company’s affected suppliers and the smelters/refiners are many. Thus, the Company has taken the industry approach of determining its Conflict Minerals sources and their smelters via utilizing the EICC Reporting Template.

•	The Company has strengthened its engagement with affected suppliers. The Company has assisted its customers in knowledge transfer by sending communications to notify them of the Company’s policy, expectations, EICC’s Conflict Minerals guidance and the SEC rules.

•	The Company maintains records relating to its Conflict Minerals program in accordance with its record retention guidelines.

•	The Company enables its employees and suppliers to report any concerns relating to its Conflict Minerals Policy through its longstanding reporting and grievance mechanism. The Company has also provided training to relevant employees on its Conflict Minerals policies primarily through internal communications.

2.	The Company has taken the following steps to identify and assess risks in the Company’s supply chain:

•	The Company has identified, to the best of its ability, direct suppliers and manufacturers that supply products to the Company that may contain Conflict Minerals.

•	The Company conducted a supply chain survey using the EICC Reporting Template, requesting direct suppliers to identify smelters and refiners and country of origin of the Conflict Minerals in products they supply to the Company.

•	The Company attempted multiple points of contact with direct suppliers that did not respond to the initial supply chain survey by a specified date, requesting their responses.

•	The Company compared the smelters and refiners identified in surveys against various lists that have identified conflict free smelters or refineries or other independent third party audit programs.

•	The Company documented country of origin information for the smelters and refiners identified by the supply chain survey as provided from multiple sources including the supply chain survey and the Conflict Free Sourcing Initiatives.

•	Because of its size, the complexity of its products and the depth, breadth and constant evolution of its supply chain, the Company has found it difficult to identify contributing suppliers upstream from many of its direct suppliers even though it is in direct personal contact with the first tier affected suppliers and has obtained assurances in conversation and writing of their upstream smelters and Conflicted Minerals’ origins. The Company aims to identify, to the best of its efforts, the mineral smelters/refiners on the Conflict Minerals in its products supply chain through a combination of detailed survey techniques and direct discussions, and through industry-wide programs such as EICC Reporting Templates to identify affected suppliers’ smelters and their Conflict Minerals’ origins in the supply chain.

3.	The Company has designed and implemented a strategy to respond to identified risks, which strategy includes the following:

•	The Company has designed and adopted a risk management plan that includes due diligence reviews of suppliers, smelters and refiners that may be sourcing or processing Conflict Minerals from the Covered Countries which may not be from recycled or scrap sources.

•	The Company has implemented a risk mitigation response plan to monitor and track suppliers, smelters and refiners identified as not meeting the requirements set forth in its Conflict Minerals Policy or contractual requirements to determine their progress in meeting those requirements

•	The Company has provided progress reports to its CEO and CFO summarizing its risk mitigation efforts.

4.	The Company encourages its direct suppliers to purchase from smelters that are compliant with the CFS Program.

5.	The Company publicly communicates its Conflict Minerals Policy on the investor relations section of the Company’s website at www. powersecure.com.

The content of any website referred to in this Report is included for general information only and is not incorporated by reference in this Report.

Results of Due Diligence Measures

Supply Chain Survey Responses

As a result of the supply chain surveys that the Company conducted utilizing the EICC Reporting Template, approximately 74% of its Covered Suppliers provided a response to the supply chain survey.

Potential Countries of Origin Identified

Based on the information provided by the Company’s Covered Suppliers, including the locations of their smelters and refiners, as well as from the CFSI and other sources as a result of the Company’s reasonable country of origin inquiry and due diligence procedures, the Company believes that the countries of origin of the Conflict Minerals contained in the products of the Company may include the countries listed in Appendix II to this Report, as well as recycled and scrap sources.

Facilities that Processed Conflict Materials

Based on the information obtained in the Company’s due diligence process, the Company does not have sufficient information to determine the country of origin used to process all Conflict Minerals in the Covered Products.

A majority of the Company’s Covered Suppliers were unable to determine the country of origin of the Conflict Minerals supplied to the Company during the Reporting Period, so the Company is unable to determine the facilities used to process those necessary Conflict Minerals. The Company’s efforts to determine the mines or location of origin with the greatest possible specificity included the use of the due diligence measures described above in accordance with OECD Guidance.

The Company’s Covered Suppliers were contacted through various mechanisms and requested to provide Conflict Minerals data in the EICC Reporting Template. Through the supplier communication process, the Covered Suppliers were informed of the Company’s Conflict Minerals Policy and its location on the Company’s website. The Company contacted a total of 204 suppliers, which represented all the suppliers that were determined by the Company to have supplied Conflict Minerals to the Company during the Reporting Period. Of those 204 Covered Suppliers contacted by the Company, 152 Covered Suppliers responded with data pertaining to their Conflict Minerals compliance program. Based on this data, 267 smelters and refiners were identified by Covered Suppliers as the potential sources of Conflict Minerals that were reported to be in the Company’s supply chain for Covered Products at some point during the Reporting Period. These smelters and refiners are listed in Appendix I to this Report. Of those 267 smelters and refiners:

•	153 have been verified as conflict-free by the CFS Program,

•	29 were identified as currently undergoing the audit process by the CFS program although are not yet certified as conflict-free,

•	73 were determined to not source from the DRC or another Covered Country, and

•	12 smelters and refiners were identified as sources of Conflict Minerals from the DRC or another Covered Country but were determined to be CFS Program compliant.

Determination

Based on the information obtained from the Company’s good faith reasonable country of origin inquiry and due diligence process described in this Report, for the Reporting Period, the Company does not have sufficient information to conclusively determine the countries of origin of all the Conflict Minerals used in its Covered Products during the Reporting Period.

As described above, despite its outreach to, and efforts to follow up with, the Covered Suppliers of Conflict Minerals for Covered Products, the Company did not receive responses from all such suppliers, and the suppliers who responded showed varying degrees of cooperation with our inquiries. In addition, the Company encountered the following challenges in obtaining and analyzing the responses it received:

•	The Company is heavily dependent on information received from its direct suppliers to conduct its good faith reasonable country of origin process;

•	The Company has a varied supplier base with differing levels of resources and sophistication, with many of its suppliers not themselves subject to Rule 13p-1, some of which are unfamiliar with that Rule and protocols for responding to requests for information about Conflict Minerals;

•	The information some of its suppliers provided was incomplete or unavailable and some of the data provided could contain errors or omissions;

•	Many suppliers provided responses at a company or divisional level, and not at a product level specific to the materials the Company uses in the Covered Products;

•	Certain suppliers were unable or unwilling to specify the smelters or refiners used for materials supplied to the Company; and

•	The Company’s ability to influence cooperation from certain suppliers was limited when its use of these suppliers was mandated by its customers or when it was multiple tiers away from the smelter or refiner in the supply chain.

As a result, the Company not been able to identify all of the smelters and refiners from which all of its Covered Suppliers sourced all of the Conflict Minerals supplied to the Company during the Reporting Period, and thus unable to identify all of the countries of origin for such Conflict Minerals.

Inherent Limitations on Due Diligence Measures

As a downstream company purchasing Conflict Minerals, the Company’s due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary Conflict Minerals. The Company’s due diligence processes are based on the necessity of seeking data from its direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary Conflict Minerals. Such sources of information may yield inaccurate or incomplete information and may be subject to fraud.

Another complicating factor is the unavailability of country of origin and chain of custody information from the Company’s suppliers on a continuous, real-time basis. Under Rule 13p-1, a product is “DRC conflict free” if it meets the required standard every day of the reporting year; conversely, a product would “not be found to be DRC conflict free” if it does not meet the required standard even one day of the reporting year. The supply chain of commodities such as Conflict Minerals is a multi-step process operating more or less on a daily basis, with ore being delivered to smelters and refiners, with smelters and refiners smelting or refining ores into metal containing derivatives such as ingots, with the derivatives being shipped, sold and stored in numerous market locations around the world and with distributors and purchasers holding varying amounts of the derivatives in inventory for use. Since the Company did not have direct contractual relationships with smelters and refiners, the Company is significantly dependent upon its direct suppliers to gather and provide specific information relative to its due diligence program.

Steps to Mitigate Future Risks and to Improve Due Diligence

The Company intends to take the following steps, among others, in future reporting periods to continue improving its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Company’s products benefit armed groups in the Covered Countries:

•	Continue to engage with suppliers to obtain current, accurate and complete information about the supply chain and increasing the response rate;

•	Increase the transparency of its supply chain by determining and identifying its affected suppliers’ smelters and origins of Conflict Minerals;

•	Compare its inquiry and due diligence results to information collected from independent smelter validation programs such as the CFS Program; and

•	Continue to evaluate the need for supplier contracts containing clauses addressing Conflict Minerals.

Forward-Looking Statements

This Conflict Minerals Report contains forward-looking statements made within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning our goals for future improvements to our due diligence process and to mitigate the risk about the sourcing of our Conflict Minerals. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the SEC, including the Company’s most recent Annual Report on Form 10-K and in subsequent reports, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, that the Company files or furnishes with the SEC. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

APPENDIX I

List of Names and Country Locations of Smelters and Refiners

Conflict Mineral	Smelter or Refiner Name	Country Location Of Smelter or Refiner
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	CHINA
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	RFH	CHINA
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN

Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	China Rare Metal Materials Company	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cooper Santa	BRAZIL
Tin	CV DS Jaya Abadi	INDONESIA
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Gold Bell Group	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Kai Unita Trade Limited Liability Company	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Mistubishi Materials Corporation	JAPAN
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	OMSA	BOLIVIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA

Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HANJAYA PERKASA METALS	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Refined Banka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Seirama Tin investment	INDONESIA
Tin	PT Singkep Times Utama	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Timah (Persero), Tbk	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Parkit Jaya	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	PT. TAMBANG TIMAH	INDONESIA
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais, Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng	CHINA
Tin	Yunnan Tin Company Ltd	CHINA
Tungsten	A.L.M.T. Corp.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM
Tungsten	ATI Tungsten Materials	UNITED STATES
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	GANZHOU HONGFEI W&Mo MATERIALS CO., LTD.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Hunan Chun-Chang Nonferrous Smelting & Concentrating Co., Ltd.	CHINA
Tungsten	Japan New Metals Co Ltd	JAPAN
Tungsten	JIANGSU HETIAN SCI-TECH MATERIAL CO., LTD	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	RUSSIAN FEDERATION
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN

Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF
Gold	Chimet S.p.A.	ITALY
Gold	China National Gold Group Corporation	CHINA
Gold	Chugai Mining	JAPAN
Gold	Colt Refining	UNITED STATES
Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF
Gold	DaeryongENC	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco	GERMANY
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	HeNan LingBao Jin Kuan	China
Gold	Heraeus Ltd. Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Ltd	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kanfort Industrial (Yantai)	China
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L’ azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE
Gold	Metalor Technologies Ltd. (Suzhou)	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.?.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Pan Pacific Copper Co. LTD	JAPAN
Gold	Penglai Penggang Gold Industry Co Ltd	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS

Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co., Ltd	JAPAN
Gold	Tongling nonferrous Metals Group Co., Ltd	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yunnan Copper Industry Co Ltd	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA

APPENDIX II

Countries of Origin of Conflict Minerals are believed to include the following:

Conflict Mineral	Countries of Origin are believed to include

Tantalum

Austria, Brazil, Burundi, China, Denmark, Estonia, Ethiopia, Germany, India, Japan, Kazakhstan, Mexico, Republic of the Congo, Russian Federation, Rwanda, South Africa, Thailand, United Kingdom, United States

Tin

Argentina, Australia, Belgium, Bolivia, Brazil, Canada, China, Czech Republic, France, Germany, Hong Kong, Indonesia, Japan, Korea, Republic of, Malaysia, Peru, Philippines, Poland, Republic of the Congo, Russian Federation, Rwanda, Singapore, Switzerland, Taipei, Taiwan, Thailand, United Kingdom, United States, Vietnam

Tungsten	Australia, Canada, China, Germany, Japan, Korea, Republic of, Russian Federation, Spain, United States, Vietnam

Gold

Australia, Belgium, Bolivia, Brazil, Canada, Chile, China, France, Germany, Hong King, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Mexico, Netherlands, Philippines, Korea, Republic of, Russian Federation, Saudi Arabia, Singapore, South Africa, Spain, Swaziland, Sweden, Switzerland, Taipei, Thailand, Turkey, United Kingdom, United States, Uzbekistan